As filed with the Securities and Exchange Commission   Registration No. 33 -
on July 27, 1999
______________________________________________________________________________

                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                               _____________________________
                               POST EFFECTIVE AMENDMENT NO. 4
                                        TO FORM S-8
                                  REGISTRATION STATEMENT
                                          UNDER
                                THE SECURITIES ACT OF 1933
                               _____________________________


                              1986 Employee Stock Option Plan


                                   SYMBOL TECHNOLOGIES, INC.
                   (Exact name of registrant as specified in its charter)


           Delaware                                     11-2308681
(State or other jurisdiction of                (I.R.S. Employer Identification
 incorporation or organization)                          Number)


                                     One Symbol Plaza
                               Holtsville, New York 11742-1300
                                       (516) 738-2400
                         (Address, including Zip Code and Telephone
                              Number, including Area Code, of
                          Registrant's Principal Executive Offices)


Dr. Jerome Swartz                                      Leonard H. Goldner, Esq.
Chairman of the Board and                              Senior Vice President and
Chief Executive Officer                                General Counsel
Symbol Technologies, Inc.                              Symbol Technologies, Inc.
One Symbol Plaza                                       One Symbol Plaza
Holtsville, New York  11742-1300                       Holtsville, New York
(516) 738-2400                                         11742-1300
                                                       (516) 738-2400

                      (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agents for Service)








     By this Post-Effective Amendment No. 4 to Registration Statement Number 33-13009 and Post-Effective Amendment No. 2 to Registration Statement No. 33-18748 and Post-Effective Amendment No. 1 to Registration Statement No. 33-25509, filed on Form S-8 Registrant deregisters 22,312 shares of Registrant's Common Stock which represent lapsed options to purchase such shares registered by Registrant in connection with a currently expired stock option plan.





                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Holtsville, State of New York, on this 26th day of July, 1999.



                                           SYMBOL TECHNOLOGIES, INC.


                                           By  /s/ Jerome Swartz
                                                 JEROME SWARTZ
                                                 Chairman of the Board



          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                          Date

                                     Chairman of the
                                     Board and Director
/s/ Jerome Swartz                    (Chief Executive Officer)     July 26, 1999
Jerome Swartz

/s/ Tomo Razmilovic                  President and Director
Tomo Razmilovic                      (Chief Operating Officer)     July 26, 1999

 *                                   Director                      July 26, 1999
Raymond R. Martino
*                                    Director                      July 26, 1999
Harvey P. Mallement

 *                                   Director                      July 26, 1999
Frederic P. Heiman

 *                                   Director                      July 26, 1999
Saul P. Steinberg

 *                                   Director                      July 26, 1999
Lowell C. Freiberg

                                     Director                      July 26, 1999
George Bugliarello

                                     Director                      July 26, 1999
Charles B. Wang

/s/ Kenneth V. Jaeggi                Senior Vice President,        July 26, 1999
Kenneth V. Jaeggi                    Finance (Chief Financial Officer)

/s/ Brian T. Burke                   Senior Vice President and
Brian T. Burke                       Controller                    July 26, 1999
                                     (Chief Accounting Officer)




*By: /s/ Leonard H. Goldner
         Leonard H. Goldner
         Attorney in Fact